Exhibit 10.1
EXECUTION VERSION
NINTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT
    This NINTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT, dated as of April 4, 2022 (this “Amendment”), is made by and between TPG RE FINANCE 12, LTD., a Cayman Islands exempted company (“Seller”), and MORGAN STANLEY BANK, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of May 4, 2016 (as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of February 10, 2017, as further amended by that certain Second Amendment to Master Repurchase and Securities Contract Agreement, dated as of July 21, 2017, as further amended by that certain Third Amendment to Master Repurchase and Securities Contract Agreement, dated as of December 27, 2017, as further amended by that certain Fourth Amendment to Master Repurchase and Securities Contract Agreement, dated as of February 14, 2018, as further amended by that certain Fifth Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 4, 2018, as further amended by that certain Sixth Amendment to Master Repurchase and Securities Contract Agreement, dated as of January 10, 2020, as further amended by that certain letter agreement, dated as of May 4, 2020 (the “Extension Letter Agreement”), as further amended by that certain Seventh Amendment to Master Repurchase and Securities Contract Agreement, dated as of December 23, 2020, as further amended by that certain Eighth Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 3, 2021, as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and
WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment; and TPG RE Finance Trust Holdco, LLC (“Guarantor”) has agreed, subject to the terms and conditions hereof, to make the acknowledgements set forth herein.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
SECTION 1.Repurchase Agreement Amendments. The Repurchase Agreement is hereby amended as follows:
(a)The following definitions in Section 2 of the Repurchase Agreement are hereby deleted in their entirety and replaced with the following:
“Benchmark” means, initially (x) LIBOR (provided, that LIBOR shall only be permitted as a Benchmark for Purchased Assets with Purchase Dates on or prior to December 31, 2021 (any such asset a “LIBOR Purchased Asset”), after which the Benchmark shall be Term SOFR) or (y) Term SOFR, as set forth in the applicable Confirmation for the subject Purchased Asset; provided, that at the election of Buyer, in its sole discretion, (A) the Benchmark for all LIBOR Purchased Assets shall be converted to Term SOFR and (B) the Benchmark for any Future Advance Purchase for a LIBOR Purchased Asset shall be Term SOFR; provided, further, that if a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark (other than for LIBOR Purchased Assets), then “Benchmark” means the applicable Benchmark Replacement to the extent such Benchmark Replacement has replaced such Benchmark pursuant to Article 3(l).

“Benchmark Replacement” means, (a) for any LIBOR Purchased Asset, Term SOFR and (b) for any other Purchased Asset for any Available Tenor, the first alternative set forth in the order below that can be determined by Buyer on the applicable Benchmark Replacement Date:
(1)the sum of: (a) either of (i) Compounded SOFR or (ii) Daily Simple SOFR, as selected by Buyer to be the then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for the applicable loan market and (b) the applicable Benchmark Replacement Adjustment;
(2)the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or
(3)the sum of: (a) the alternate rate of interest that has been selected by Buyer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor in accordance with any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Benchmark Replacement Adjustment; provided that, in each case, the alternative selected shall be consistent with the alternative selected by the Buyer in its commercial real estate mortgage loan repurchase facilities with similarly situated counterparties.
If at any time the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.
“Benchmark Replacement Conforming Changes” means, with respect to the use or administration of Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Pricing Period,” timing and frequency of determining rates and making payments of price differential, timing of Transaction requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice for repurchase facilities or similar structured finance arrangements involving counterparties of similar size, credit quality and market reputation as the Seller (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Buyer determines is reasonably necessary in connection with the administration of this Agreement); provided that the technical, administrative or operational changes shall be consistent with the technical, administrative or operational changes selected by the Buyer in its commercial real estate mortgage loan repurchase facilities with similarly situated counterparties.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark or if the then current Benchmark is Term SOFR, with respect to the Term SOFR Reference Rate:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Floor” means zero percent (0%) or such other rate with respect to a Transaction as set forth in the related Confirmation.
“Reference Time” shall mean with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, (2) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (3) if such Benchmark neither LIBOR nor Term SOFR, the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
“Term SOFR” means, with respect to any advance of a Purchase Price or Future Advance Purchase for any day, the Term SOFR Reference Rate for a tenor comparable to the applicable Pricing Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Period, as such rate is published by the Term SOFR Administrator for such day at 6:00 a.m. (New York City time); provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the foregoing tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall be less than the Floor, then Term SOFR shall be deemed to be the Floor.
(a)The following definitions are hereby added in Section 2 of the Repurchase Agreement in correct alphabetical order:

“Federal Funds Rate” shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve Bank of New York arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by Buyer from three federal funds brokers of recognized standing selected by Buyer in its reasonable discretion.
“LIBOR Purchased Asset” shall have the meaning set forth in the definition of “Benchmark”.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Term SOFR Determination Day” shall have the meaning set forth in the definition of Term SOFR in this Agreement.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(b)The definition of “Early Opt-in Election” in Section 2 of the Repurchase Agreement is hereby deleted in its entirety.
(c)Section 3(l) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(l)
(i)Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.
(ii)Notwithstanding the foregoing, in the event that Buyer shall have determined (which determination shall be conclusive and binding upon Seller absent manifest error) that by reason of circumstances affecting the relevant market or otherwise, (i) adequate and reasonable means do not exist for ascertaining the applicable Benchmark, but a Benchmark Transition Event (as provided in the definition of Benchmark Transition Event as set forth herein) has not yet occurred or (ii) the Benchmark does not fairly and accurately reflect the costs to Buyer of effecting or maintaining the Transactions, then Buyer shall give written notice to Seller as soon as practicable thereafter. If such notice is given, the Pricing Rate with respect to all outstanding Transactions, until such notice has been withdrawn by Buyer, shall be a per annum rate equal to the sum of (i) the greater of (x) the Federal Funds Rate and (y) the Floor, plus (ii) 0.25%, plus (iii) the Applicable Spread.”
(a)Section 3(m) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(m)
(iii)In connection with the implementation and administration of a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document.
(i)Buyer will promptly notify Seller of (A) any occurrence of (i) a Benchmark Transition Event and (ii) the Benchmark Replacement Date with respect thereto, (B) the implementation of any Benchmark Replacement, and (C) the effectiveness of any Benchmark Replacement Conforming Changes.
Any determination, decision or election that may be made by Buyer pursuant to Section 3(l) or this Section 3(m), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the sole discretion of Buyer and without consent from Seller or any other party to any other Transaction Document.”

(a)Exhibit I to the Repurchase Agreement is hereby amended by replacing “LIBOR + [__]%” with “[LIBOR + [__]%]/[Term SOFR+ [__]%]”.
(b)Exhibit III to the Repurchase Agreement is hereby amended by replacing “LIBOR” with “Term SOFR” in representation (49).
SECTION 2.Conditions Precedent. This Amendment shall become effective on the date hereof provided that the following condition precedent is satisfied:
(a) this Amendment is duly executed and delivered by each of Seller and Buyer.
SECTION 3.Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date), (f) no amendments have been made to the organizational documents of Seller since May 4, 2016; and (g) Seller is duly authorized to executed and deliver this Amendment.
SECTION 4.Acknowledgments of Guarantor.  Guarantor hereby acknowledges the execution and delivery of this Amendment by Seller and Buyer and agrees that it continues to be bound by that certain Amended and Restated Guaranty, dated as of May 4, 2018, as further amended on April 1, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by Guarantor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein and therein.
SECTION 5.Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the date hereof, (a) all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.
SECTION 6.Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 7.Costs and Expenses. Seller shall pay Buyer’s reasonable actual out of pocket costs and expenses incurred in connection with the preparation, negotiation, execution and consummation of this Amendment in accordance with the Repurchase Agreement.
SECTION 8.Submission to Jurisdiction. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment.
The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 8 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.
SECTION 9.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.
SECTION 10.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

MORGAN STANLEY BANK, N.A., a
national banking association

By:	/s/ Bill Bowman
Name: Bill Bowman
Title Authorized Signatory

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[Signature Page to Ninth Amendment to Master Repurchase and Securities Contract Agreement – TRT/MS]

SELLER:

TPG RE FINANCE 12, LTD., an
exempted company incorporated with limited
liability under the laws of the Cayman Islands

By:	/s/ Deborah Ginsberg
Name: Deborah Ginsberg
Title Vice President

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[Signature Page to Ninth Amendment to Master Repurchase and Securities Contract Agreement – TRT/MS]

ACKNOWLEDGED:

TPG RE FINANCE TRUST HOLDCO, LLC,
a Delaware limited liability company, in its capacity
as Guarantor, and solely for purposes of making the
acknowledgement set forth in Section 4 of this Amendment:

By:	/s/ Deborah Ginsberg
Name: Deborah Ginsberg
Title: Vice President

[Signature Page to Ninth Amendment to Master Repurchase and Securities Contract Agreement – TRT/MS]